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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-143652, 333-61876 and 333-153228) pertaining to the 2000
Long-Term Incentive Plan, the 2006 Equity Incentive Plan, and certain warrants, of our reports dated March 16, 2009 to the consolidated financial statements and schedule of RadNet, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of RadNet, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2008.




                                                           /s/ Ernst & Young LLP
                                                           ---------------------


Los Angeles, California
 March 16, 2009